UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 26, 2012, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing its earnings for the fiscal quarter ended December 31, 2011 and announcing its corresponding earnings conference call. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In the news release issued on January 26, 2012, the Registrant reaffirmed its expectations for fiscal year 2012 diluted earnings per share in the range of $2.74 to $2.84. Key assumptions supporting the 2012 diluted earnings per share range are: flat to modest revenue growth; operating margin growth in the high single-digit to low-double digit basis points range; and free cash flow in the range of $700 million to $800 million, which includes capital expenditures in the $150 million range. Subject to market conditions, the Registrant expects to repurchase approximately $400  million of its common shares in fiscal year 2012.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed as part of this report:

99.1 News Release, dated January 26, 2012, of AmerisourceBergen Corporation, regarding Registrant’s earnings for the fiscal quarter ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 26, 2012	By:	/s/ Michael D. DiCandilo
Name: Michael D. DiCandilo
Title: Executive Vice President and Chief Financial Officer